[LOGO] Nestle

[Logo] Friskies                 [Logo] Ralston Purina Company


                               CREATING A MAJOR
                            INTERNATIONAL PETCARE
                                   BUSINESS

                              January, 17th 2001

  This presentation contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about future financial and operating results and benefits of the pending merger between Nestle and Ralston Purina. Factors that could cause actual results to differ materially from those described herein include : the inability to obtain Ralston Purina shareholder or regulatory approvals; actions of the U.S., foreign and local governments; the inability to successfully integrate the businesses of Nestle and Ralston Purina; costs related to the merger; the inability to achieve cost-cutting synergies resulting from the merger; changing consumer or marketplace trends; the general economic environment; and the economic environment of the pet food industry. Neither Nestle nor Ralston Purina is under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

  We urge investors to read the proxy statement and any other relevant documents that Ralston Purina has filed and will file with the Securities and Exchange Commission ("SEC"), because they contain important information.

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

                                    AGENDA

                                  Nestle in Pet Care
                                  Ralston Purina
                                  Pet Care industry
                                  Clear strategic logic
                                  Compelling financial logic
                                  Conclusion

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                              Nestle in Pet Care

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                        History of pet care at Nestle


1932     Carnation enters pet care market

1985     Acquisition of Carnation
         including Friskies Petcare

1994     Acquisition of Alpo

1998     Acquisition of Spillers

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                                Ralston Purina

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                     Ralston Purina : a high performance
                                   business

                        Sales(1):         $2,763M
                        EBITDA(1) :       $657M


NORTH AMERICAN PET FOOD         INTERNATIONAL PET FOOD          GOLDEN PRODUCTS

Sales:  $2,068M                 Sales:  $447M                   Sales:  $248M

Largest producer of dry         Operations in Europe,           Cat litter
dog food and dry and            Latin America,                  business in
soft moist cat foods            Asia and Oceania                North America


(1) Year ended 30/09/00

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                                                                 [Logo] Nestle

                    Ralston Purina : solid market positions
                           and excellent management


o    World's largest producer of dry dog and dry and soft-moist cat foods
o    Leader in North America, No. 2 in Latin America
o    Leading manufacturer of cat litter in the U.S. and Canada
o Management with proven track record in innovation, operational efficiency and brand building


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                                                                 [Logo] Nestle

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                  Ralston Purina : excellence in operations,
                           brands and communication


o 30 manufacturing facilities worldwide, including low cost industrial structure in North America
o Strong brands and position in each channel and dry food segment including premium and super premium
o Pet care professional (vet and breeder) credibility and communication competence

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                   Ralston Purina : strong brand equity in
                                   dog food


[Graphics Omitted]



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                                                                 [Logo] Nestle

                   Ralston Purina : strong brand equity in
                                   cat food


[Graphics Omitted]


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                                                                 [Logo] Nestle

                   Ralston Purina : strong brand equity in
                                  cat litter


[Graphics Omitted]



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

                            The Pet Care industry

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

                 Pet care is a major global product category


                                             USD bio.
                Chocolate confectionery         41
                Pet care                        33
                Sugar confectionery             31
                Bottled water                   30
                Ice cream                       24
                Soluble coffee                  21
                Breakfast cereals               16

Source : Nestle internal estimates (1999)

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

                       Pet care market growth potential

                                                                    Commercial

        Pet care spend                          pet food
        per household                           penetration


             U.S.                               $115/year 67%

            Brazil                              $28/year  20%


o Significant further potential in both developed and emerging pet care markets

Source : Nestle internal estimates - 1998

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                            Global pet care market
                Growth in commercial pet food penetration (%)


[Line Graph]

50
                                                              46.5*

40

        34.4*
30
                                                              26.9**

       20.6**
20

10

0

     1990        1992        1994        1996        1998       1999

                        ** Cat Food              * Dog Food

Source : Nestle internal estimates - 1999

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

                The global dog and cat food market : $25 bio.

        By region                           By product type

[Pie Chart Omitted]                       [Pie Chart Omitted]

  North America                     Dry cat    Wet dog      Snacks and
       43%                            16%        15%          treats
                                                                9%

  Asia,                Europe
Oceania     Latin        38%          Wet cat                     Dry dog
 Africa   America                       24%                          36%
   13%       6%



o Dog and cat food accounts for 75% of the global pet care market

 Source : Nestle internal estimates for 1999

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                      Global shift from wet to dry food


                        Total volume growth 1996 -1999

[Bar Charts Omitted]




                         5%                     16%

Dog                     Wet                     Dry




                         4%                     15%

Cat                     Wet                     Dry



 Source : Nestle internal estimates for 1999

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                           Customers value quality

                      Retail price per ton index - U.S.

[Bar Chart Omitted]

                                                        209

                                        106
                        100




                    Dry Dog Food  Purina Dog Chow   Purina ONE
                      Average


Source : A.C. Nielsen, Grocery + mass merchandisers

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                   Shift to premium food adds value to U.S.
                             volume growth engine


                       % Change 12 months to Dec. 2000


                        Volume                  Value

Dry dog                   5.1%                   7.0%

Dry cat                   9.8%                  12.6%

Wet dog                  -0.5%                   2.6%

Wet cat                  -1.3%                  -0.4%


Source : A.C. Nielsen, Grocery + mass merchandisers

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                                                                 [Logo] Nestle

                            Clear strategic logic

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

                             Key success drivers

1.   Strength in both dog and cat food
o    Marketing and R&D synergy
o    Industrial efficiency

2.   Strength in both dry and wet food
o    Enhanced customer delivery of nutrition and pleasure
o    Enhanced sales and margin per serving
o Required for leadership across regions (Europe 60/40 wet/dry, Latin America 13/87 wet/dry)

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                                                                 [Logo] Nestle

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                         Key success drivers (cont.)

3.   Strength globally
o    Marketing and R&D synergy
o    Developed markets for scale and R&D innovation leadership
o    Emerging markets for rapid growth

4.   Strength in both grocery and non grocery
o    Required to reach customers wherever, whenever, however
o    Required for scale economies

5.   Strength in both standard and premium
o    Standard for scale economies
o    Premium for margin, growth and credibility among influencers

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                                                                 [Logo] Nestle

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                    Friskies & Ralston Purina : fast track
                                 integration

o    Implementation plan to be finalised before closing

o    St. Louis to be headquarters for North America Pet Care (US + Canada)

o Combined North America management team under Pat McGinnis committed to achieving business objectives

o John Harris, President Friskies U.S., to be global integration manager to bring speed to integration

o International (non N. Am.) operations to be integrated rapidly within existing structures


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                                                                 [Logo] Nestle

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                   Friskies & Ralston Purina : superior R&D
                                  expertise


        Nestle              Ralston Purina          Shared expertise

o  Wet food core        o  Dry food and         o  Pet nutrition
   competence              treats core             expertise
o  Human food              competence           o  Palatability/
   technology and       o  Heska                   flavor
   nutrition               strategic               expertise
   expertise               alliance for
                           functional
                           foods

             o Assures long term, proprietary product innovation


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                                                                 [Logo] Nestle

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                  Friskies & Ralston Purina : complementary
                         global manufacturing presence

[Graphic of Map Omitted]







Nestle

Ralston Purina

Source: Ralston Purina, Annual report

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                                                                 [Logo] Nestle

                         Friskies and Ralston Purina

o    World class pet care brand portfolio

o    Strong credibility with pet owners and key influencers

o    Excellent geographic fit

o    Broad coverage of the key pet care segments with strong market positions

o    Low cost, global product supply base

o    Strong management with proven track records

o    Significant financial upside

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                                                                 [Logo] Nestle

                          Compelling financial logic

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

                             Key transaction terms

o Definitive merger agreement approved by Nestle's and Ralston Purina's Board of Directors

o    Merger consideration $33.50 per Ralston Purina share in cash

o    Enterprise value of $10.3 billion

o    Closing expected before the end of 2001

o Subject to Ralston Purina shareholder vote and customary regulatory consents

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                                                                 [Logo] Nestle

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                            Financial implications

o    Deal has a positive net present value even on conservative assumptions

o    Cash EPS positive at end of first full year

o    Solid single digit cash EPS accretion after full synergies

o    Positive impact on Group profit margins

     -    Nestle 1999 EBITDA margin 14.7%

     -    Ralston Purina 2000 EBITDA margin 23.8%

o $10 billion (CHF16 billion) in goodwill and intangibles(1) to be amortised over 20 years

(1) Including existing $0.4 billion from Ralston Purina

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                                                                 [Logo] Nestle

                Friskies & Ralston Purina : significant synergy
                                   potential

o Minimum $260 million annual cost savings identified, representing about 4% of combined pet food sales

o Revenue synergies from sales expansion outside North America through Nestle / Friskies global organisation

o "Soft" synergies include brand extensions, transfer of industry know-how, patents and R&D expertise

     --   Compelling synergy story compared to recent industry acquisitions

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                                                                 [Logo] Nestle

                   Friskies & Ralston Purina : cost savings

   Source                           Savings driver           Contribution

Shift Nestle dry food to        Lower conversion costs            15%
Ralston Purina supply chain     Lower distribution costs

Consolidate dry factories       Reduced factory                   15%
                                overheads

Reduce production               Reduced SG&A costs,               70%
costs                           including sales/
                                marketing, R&D, fixed
                                distribution and
                                administration

                o  $260 mio. annual savings fully
                   achieved in three years (25%, 50%, 100%)
                o  Costs to achieve estimated
                           at $250 mio. over 2 years

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                                                                 [Logo] Nestle

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                             Valuation parameters

o      Transaction value $10.3 billion (CHF 16.5 billion)
-        $10.0 billion equity value
-        $1.2 billion net debt and other liabilities
-        $(0.9) billion of financial investments(1)

o      Multiples in line with precedent transactions
-        15.7x EBITDA pre-synergies, 11.2x after full synergies (2)
-        18.6x EBIT pre-synergies, 12.6x after full synergies (2)

o      Superior growth trend to continue
-        Ralston Purina stand-alone sales growth 6-7%

 (1)  Ralston Purina investments in DuPont, Conoco and Interstate Bakeries
 (2)  Pro forma 2000

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                                                                 [Logo] Nestle

                          Financing the transaction

o Acquisition initially financed through use of existing cash and bank bridge financing facility

o    Refinancing through commercial paper and bonds

o Group net debt/EBITDA ratio falls to less than one at the end of the second year

o    EBITDA/Interest ratio moves up to the high teens in the second year

--   Seek to maintain best of breed credit rating

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                                                                 [Logo] Nestle

                         Reinforcing Nestle pet care

o    Pet care increasing from 7% to 12% of Nestle Group sales(1)

o    Pet care increasing from 5% to 13% of Nestle Group EBITA(1)

o Pet care increasing from 5% to 16% of Nestle Group EBITA(1) after achieving the cost savings

 (1)  Based on 1999 figures as reference

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                                                                 [Logo] Nestle

                                  Conclusion

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

                         Nestle's strategic evolution

Strategic Expansion             Consolidation           Leader in Growth Areas

o  Broadened            o  Focus on financial           o  Excellent strategic
   product range and       returns and value               fit
   geographical            creation                     o  Focus on internal
   scope-               o  Development of                  growth and strong
   acquisitions of         framework for                   financial rationale
   Carnation,              strategic direction          o  Ralston Purina:
   Friskies, Buitoni,      and operational                 complementary
   Rowntree, Perrier,      efficiency                      and transforming
   Spillers Petfood

1980s - early 1990s        1997 - 2000                         2001


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                                                                 [Logo] Nestle

                          Nestle acquisition strategy

o    To be category No. 1 or a strong No. 2

o    Generate positive value for shareholders

o    Focused approach

o    Value-added growth categories, e.g. health-oriented/wellness

o    Strong brands in leadership positions

o    RIG, cash flow and earnings enhancing

o    High degree of certainty of successful integration

o    Maintain strong credit ratings and financial flexibility

--   Ralston Purina meets these criteria

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                                                                 [Logo] Nestle

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                              Low business risk

o    Nestle/Carnation - over 60 years experience in pet care

o    Ralston Purina - over 100 years in pet care

o    Ralston Purina - 100% pet care

o Friendly deal - highly regarded Ralston Purina management committed to the combined business

o    High quality, predictable growth

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                                                                 [Logo] Nestle

                       Nestle and Ralston Purina market
                                  leadership

         100% of Ralston Purina contributes to Nestle's core business

                  Nestle Global Number One Market Positions

o Pet care                      o Powder and condensed milk
o Soluble coffee                o Frozen prepared dishes
o Mineral water                 o Dehydrated seasonings
o Chocolate drinks              o Infant nutrition
o Chocolate & confectionery

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                                                                 [Logo] Nestle

                  Nestle is the leading processed food Group

1999 food & beverage sales
(alcoholic beverages excluded)

[Bar chart omitted]

        ($ in millions)

50,000

45,000

40,000

           Ralston
35,000     Purina

30,000

25,000      Nabisco    BestFoods

20,000                Slim-Fast

15,000     Nestle                    Quaker Oats

10,000                                              Mars  Pillsbury
                                        Coca-Cola    General Mills   Parmalait
 5,000       Kraft   Unilever    Pepsico    ConAgra    Kellogs Keebler
                                                         Danone SaraLee  Heinz

     0                                                 Schweppes Cambell's

Source: Annual reports/estimates

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                                                                 [Logo] Nestle

                   Nestle & Ralston Purina : A major player

o    Global leadership in the pet care market

o    Stronger, more balanced product portfolio

o    Geared for faster growth

o    Significant cost savings

o    Proven management team

o    NPV positive on conservative assumptions

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                                                                 [Logo] Nestle

                                [LOGO] Nestle

[Logo] Friskies                 [Logo] Ralston Purina Company


                               CREATING A MAJOR
                            INTERNATIONAL PETCARE
                                   BUSINESS

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